UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

FAST RADIUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40032	85-3692788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 N. May Street Chicago, Illinois 60607	60607
(Address of Principal Executive Offices)	(Zip Code)

(888) 787-1629

(Registrant’s telephone number, including area code)

ECP Environmental Growth Opportunities Corp.

40 Beechwood Road

Summit, New Jersey 07901

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FSRD	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FSRDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 2, 2022, ECP Environmental Growth Opportunities Corp., a Delaware corporation (now known as Fast Radius, Inc.) (“ENNV”), convened a special meeting of stockholders (the “Special Meeting”) held in connection with ENNV’s previously announced business combination with Fast Radius, Inc. (now known as Fast Radius Operations, Inc.) (“Fast Radius”) and ENNV Merger Sub, Inc. (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of July 18, 2021, as amended on December 26, 2021 and January 31, 2022 (as amended, the “Merger Agreement”), and the transactions contemplated thereby (the “Business Combination”). Pursuant to the terms of the Merger Agreement, a business combination between ENNV and Fast Radius was to be effected through the merger of Merger Sub with and into Fast Radius, with Fast Radius surviving the merger as a wholly owned subsidiary of ENNV. Each proposal voted on at the Special Meeting is described in detail in ENNV’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on January 13, 2022 and mailed to ENNV stockholders on or about January 13, 2022.

As of the close of business on January 5, 2022, the record date for the Special Meeting, there were an aggregate of 43,125,000 shares of ENNV common stock, par value $0.0001 per share (the “Common Stock”), outstanding, each of which was entitled to one vote with respect to each proposal. A total of 33,014,780 shares of Common Stock, representing approximately 76.6% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Special Meeting are set forth below:

1. The Business Combination Proposal - To approve and adopt the Merger Agreement and the transactions contemplated thereby.

For	Against	Abstain
32,053,741	908,755	52,284

2. The Charter Proposals - To adopt amendments to ENNV’s amended and restated certificate of incorporation currently in effect in the form attached to the Merger Agreement.

2A - Increase Authorized Capital Stock:

For	Against	Abstain
32,076,566	885,694	52,520

2B - Supermajority Vote to Amend Bylaws:

For	Against	Abstain
31,835,109	1,127,261	52,410

2C - Removal of Directors:

For	Against	Abstain
31,614,057	1,348,303	52,420

2D - Change of Name, Change to Corporate Existence, and Removal of Special Purpose Acquisition Company Provisions:

For	Against	Abstain
32,052,665	909,755	52,360

3. The Director Election Proposal - To vote on the proposal to elect seven directors to serve on the Board of Directors of the combined company.

a.	Tyler Reeder

For	Against	Abstain
32,960,840	978	52,962

b.	Nick Solaro

For	Against	Abstain
32,960,838	980	52,962

c.	Mathew Maloney

For	Against	Abstain
32,960,830	978	52,972

d.	Betsy Ziegler

For	Against	Abstain
32,959,932	1,876	52,972

e.	Lou Rassey

For	Against	Abstain
32,960,905	978	52,897

f.	Matthew Flanigan

For	Against	Abstain
32,960,905	978	52,897

g.	Steven Koch

For	Against	Abstain
32,959,830	1,978	52,972

4. The NASDAQ Proposal - To approve, for purposes of complying with applicable listing rules of the NASDAQ, the issuance of shares of Common Stock pursuant to the Merger Agreement and the issuance of shares of Common Stock in certain private placements.

For	Against	Abstain
32,053,307	909,007	52,466

5. The Incentive Plan Proposal - To approve and adopt the Fast Radius, Inc. 2022 Equity Incentive Plan.

For	Against	Abstain
31,507,483	1,454,436	52,861

6. The Employee Stock Purchase Plan Proposal - To approve and adopt the Fast Radius, Inc. 2022 Employee Stock Purchase Plan.

For	Against	Abstain
32,052,501	909,408	52,871

Item 7.01 Regulation FD Disclosure.

On February 4, 2022, ENNV issued a press release announcing the voting results relating to the Special Meeting and the closing of the Business Combination. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information contained in this Current Report on Form 8-K pursuant to this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated February 4, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022		Fast Radius, Inc.

	By:	/s/ Prith Gandhi
Prith Gandhi
Chief Financial Officer